UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2023

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Omega Therapeutics, Inc.

(Exact Name of Registrant as specified in its charter)

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Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 26, 2023, Omega Therapeutics, Inc. (the “Company”) announced preliminary safety, tolerability, pharmacokinetic and translational data from the initial two dose level cohorts (n=8) from Part 1 of its ongoing Phase 1/2 MYCHELANGELO™ I study evaluating OTX-2002 in patients with hepatocellular carcinoma (HCC) and other solid tumors associated with the c-MYC (MYC) gene. In connection with the announcement, the Company posted a slide presentation on the investor relations page of its website at https://ir.omegatherapeutics.com/news-events/event-calendar. A copy of the presentation is attached hereto as Exhibit 99.1. The Company undertakes no obligation to update, supplement or amend the presentation attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Preliminary Phase 1 Clinical Update Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2023	Omega Therapeutics, Inc.

	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer